                          SUB-ADMINISTRATION AGREEMENT

     Agreement dated as of ______, 2006 between Morgan Stanley Investment
Management Inc., a Delaware corporation (the "MSIM") and J.P. Morgan Investor
Services Co., a Delaware corporation ("J.P. Morgan").

     WHEREAS, MSIM acts as Administrator to Morgan Stanley China A Share Fund,
Inc. (the "Fund"); and

     WHEREAS, J.P. Morgan is a service company which provides sub-administrative and other services to investment companies and others; and

     WHEREAS, MSIM desires to retain J.P. Morgan to render certain sub-administrative, and other services for the benefit of the Fund and J.P.
Morgan is willing to render such services set forth below;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Appointment of Sub-Administrator

     MSIM hereby appoints J.P. Morgan to act as Sub-Administrator to provide certain administrative services for the Fund for the benefit of the Fund for the period and on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to render the services and provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation herein provided. In connection with such appointment, MSIM will deliver to J.P. Morgan copies of each of the following documents (upon MSIM's receipt thereof) and will deliver to it all future amendments and supplements, if any:

          A. The Articles of Incorporation of MSIM as presently in effect and as amended from time to time;

          B. MSIM's By-Laws as presently in effect as amended from time to time;

          C. A copy of the resolution of MSIM's Board of Directors authorizing this Agreement;

          D. MSIM's registration statement on Form N-2 as filed with, and declared effective by, the U.S. Securities and Exchange Commission, and all
     amendments thereto;

          E. A copy of the Investment Advisory and Management Agreement between the Fund and Morgan Stanley Investment Management Inc. (the "Manager");

          F. A copy of the Custodian Agreement between MSIM and Morgan Guaranty
     Trust Company (the "U.S. Custodian Agreement");

          G. Copies of the resolutions of MSIM's Board of Directors authorizing:
     (1) certain officers and employees of J.P. Morgan to give instructions to the Fund's Custodians pursuant to the Custodian Contracts, and (2) certain officers and employees of J.P. Morgan to give instructions to the Fund's
     Transfer Agent pursuant to the Transfer Agent Agreement, and (3) certain officers and employees of J.P. Morgan to sign checks and pay expenses on behalf of MSIM.

     2. Representations and Warranties of J.P. Morgan

     J.P. Morgan represents and warrants to MSIM that:

          A. It is a Delaware corporation, duly organized and validly existing in good standing under the laws of the State of Delaware.

          B. It is empowered under applicable laws and by its Articles of
     Incorporation and By-Laws to enter into and perform the services contemplated in this Agreement.

          C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          D. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     3. Services Provided by J.P. Morgan

     J.P. Morgan will provide the following services subject to the control and supervision of MSIM and the Fund's Board of Directors, and in compliance with the objectives, policies and limitations set forth in the Fund's registration statement, By-Laws and applicable laws and regulations.

          A. General Sub-Administration. Under the direction of MSIM and the
     Fund's Board of Directors, J.P. Morgan shall manage, administer, and conduct all of the general business activities of the Fund other than those which have been contracted to third parties by the Fund. The foregoing notwithstanding, J.P. Morgan will as part of its services hereunder provide such monitoring and supervision of the activities of any third party service providers retained by the Fund as J.P. Morgan and MSIM may separately agree in writing. J.P. Morgan shall provide the personnel and facilities necessary to perform such general business activities including a treasurer under the supervision of the Fund's Board of Directors and executive Officers.

          B. Accounting. J.P. Morgan shall provide the following accounting services for the benefit of the Fund:

               (1) Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

               (2) Weekly calculation of the net asset value for the Fund;

               (3) Accounting for dividends and interest received and
          distributions made by the Fund;

               (4) Preparation and filing of the Fund's U.S. tax returns and annual and semi-annual reports;

               (5) The production of transaction data, financial reports and such other periodic and special reports as the Board of Directors of the Fund may reasonably request;

               (6) The preparation of financial statements for the annual, semi-annual and quarterly reports and other shareholder
          communications;

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               (7) Liaison with the Fund's independent registered public
          accounting firms;

               (8) Monitoring and administration of arrangements with the Fund's custodians and depository banks; and

               (9) Maintenance of (but not the payment for) the Fidelity Bond required to be maintained under the 1940 Act and preparation of the filings required in connection therewith.

          C. Other Information. J.P. Morgan will furnish for the benefit of the
     Fund such other information as is required by law, and such statistical information as may be reasonably requested by MSIM, including but not limited to information pursuant to the Fund's Custodian Agreement.

     4. Services To Be Obtained Independently By MSIM

     The following services and related costs and expenses shall be provided or obtained independently by the Fund or MSIM at no expense to J.P. Morgan:

          A. Organizational expenses;

          B. Services of an independent registered public accounting firm;

          C. Services of outside legal counsel (including such counsel's review of the Fund's registration statement, proxy materials and other reports and materials prepared by J.P. Morgan under this Agreement);

          D. Any services contracted for by the Fund directly from parties other than J.P. Morgan, including the services of any other administrators retained by the Fund;

          E. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for its investment portfolio;

          F. Taxes, insurance premiums and other fees and expenses applicable to its operation;

          G. Investment advisory services;

          H. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

          I. Costs incidental to Directors' meetings, including fees and expenses of Directors;

          J. The salary and expenses of any officer or employee of the Fund;

          K. Custodian and depository banks, and all services related thereto;

          L. Costs incidental to the preparation, printing and distribution of its registration statement and any amendments thereto, and shareholder reports;

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          M. All registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;

          N. Fidelity bond and Director's and Officers' liability insurance;

          O. Transfer agency and dividend reinvestment services; and

     5. Prices, Charges and Instructions

          A. MSIM will pay to J.P. Morgan, as compensation for the services provided and the expenses assumed pursuant to this Agreement, as agreed to in a written fee schedule approved by the parties hereto (see Schedule A).

          B. At any time J.P. Morgan may apply to any officer of the Fund or
     MSIM or officer of the Manager for instructions, and may consult with legal counsel for the Fund or MSIM, or its own outside legal counsel, with respect to any matter arising in connection with the services to be performed by J.P. Morgan under this Agreement and J.P. Morgan shall not be liable and shall be indemnified by MSIM for any action taken or omitted by it in good faith in reliance upon such instructions. In carrying out its duties hereunder, J.P. Morgan shall be entitled to act in accordance with instructions of the Fund or MSIM contained in documents reasonably believed by J.P. Morgan to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund or
     MSIM.

     6. Limitation of Liability and Indemnification

          A. J.P. Morgan shall be responsible for the performance of only such duties as are set forth or contemplated herein or contained in any separate writing contemplated under Section 3.A hereof or in instructions given to it which are not contrary to this Agreement. J.P. Morgan shall have no liability for any loss or damage resulting from the performance or non-performance of its duties hereunder unless solely caused by or resulting from gross negligence, willful misconduct or bad faith of J.P.
     Morgan, its officers and employees.

          B. MSIM shall indemnify and hold J.P. Morgan harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by J.P. Morgan resulting from any claim, demand, action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of MSIM or of MSIM's investment advisers, provided that this indemnification shall not apply to actions or omissions of J.P. Morgan, its officers, employees or agents in cases of its or their own negligence or willful misconduct.

          C. MSIM will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above, but, if MSIM elects to assume the defense, such defense shall be conducted by counsel chosen by MSIM. In the event MSIM elects to assume the defense of any such suit and retain such counsel, J.P. Morgan or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless at such time MSIM specifically authorized in writing the retaining of such counsel at MSIM's expense.

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          D. No provisions of this Agreement shall be deemed to protect J.P.
     Morgan or any of its directors, officers and/or employees, against liability to MSIM or its shareholders or to MSIM to which it might otherwise be subject by reason of any fraud, willful misfeasance or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     7. Confidentiality

     J.P. Morgan agrees that, except as otherwise required by law, J.P. Morgan will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the
Fund.

     8. Compliance with Governmental Rules and Regulations

     J.P. Morgan assumes no responsibility hereunder for the Fund's complying with all applicable requirements of the Securities Act of 1933, the Investment
Company Act of 1940 and the Securities Exchange Act of 1934, all as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that J.P. Morgan specifically assumes any such obligations under the terms of this Agreement.

     J.P. Morgan shall maintain and preserve for the periods prescribed, such records relating to the services to be performed by J.P. Morgan under this
Agreement as are required pursuant to the Investment Company Act of 1940 and the
Securities Exchange Act of 1934. All such records shall at all times remain the respective properties of the Fund, shall be readily accessible during normal business hours to the Fund, MSIM and J.P. Morgan, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

     9. Status of J.P. Morgan

     The services of J.P. Morgan to MSIM and the Fund are not to be deemed exclusive, and J.P. Morgan shall be free to render similar services to others so long as J.P. Morgan's services under this Agreement are not impaired thereby.
J.P. Morgan shall be deemed to be an independent contractor, and shall, unless otherwise expressly provided herein or authorized by MSIM or the Fund from time to time, have no authority to act or represent MSIM or the Fund in any way or otherwise be deemed an agent of MSIM or the Fund.

     10. Printed Matter Concerning MSIM, or J.P. Morgan

     Neither MSIM nor J.P. Morgan shall publish and circulate any printed matter which contains any reference to the other party without its prior written approval, excepting such printed matter as refers in accurate terms to J.P.
Morgan's appointment under this Agreement and except as required by applicable laws.

     11. Term, Amendment and Termination

     This Agreement will become effective upon the date hereabout written and shall continue in effect thereafter until terminated by J.P. Morgan or MSIM upon
60 days' prior written notice to the other. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

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     12. Notices

     Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.

     13. Non-Assignability

     This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party. J.P. Morgan may, without further consent on the part of MSIM, subcontract for the performance hereof with subsidiaries or other affiliates of J.P. Morgan; provided, however, that J.P.
Morgan shall be as fully responsible to MSIM for the acts and omissions of any subcontractor as it is for its own acts and omissions and shall be responsible for its choice of subcontractor.

     14. Successors

     This Agreement shall be binding on and shall inure to the benefit of MSIM and J.P. Morgan, and their respective successors.

     15. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                       MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       J.P. MORGAN INVESTOR SERVICES CO.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

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     16. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                       MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       J.P. MORGAN INVESTOR SERVICES CO.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

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   FUND ACCOUNTING /FUND ADMINISTRATION FEE SCHEDULE EFFECTIVE OCTOBER 1, 2002

FUND ACCOUNTING FEE SCHEDULE:

Fees will be calculated on a per fund basis, combining an annual fixed fee with an asset based fee. Fee schedule is as follows:

Fixed fee: $15,000 per fund, PLUS

Asset fee: 1.26bps on asset, plus additional revenue components (see itemized list below)

DAILY FUND ACCOUNTING - CORE SERVICE SET
Standard/Automated Inputs
Trade Processing
Capital Stock Processing
Expense Processing
Portfolio Income Recognition
Corporate Actions Processing
Daily Market Value Calculations utilizing automated price vendors
Standard/Automated Reporting & Deadlines
NAV Calculation (single class)
Standard NAV Delivery Timeframe (Based on market close)
Rate Calculation for daily distributing funds
NAV/Rate reporting to four parties
Fund Information Reporting to Client & 3rd Party Reporting Agency
Risk Reporting (e.g., Statistics, Past Due Income, etc.)
Daily Cash Reconciliation
Weekly Asset Reconciliation
Monthly SEC Yield calculations
Other Core Services
External Audit, SAS 70 & Client Due Diligence Co-ordination
Generally Accepted Accounting Principles and Materially Thresholds to Support a
daily valuation environment

                                  Sched. A - 1

FUND ACCOUNTING - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN STANLEY
Additional Classes of shares                                           No charge
Fair Market Value Calculations                                         No charge
Market Value Calculations utilizing Manual Price
Vendors                                                                No charge

ADDITIONAL SERVICES NOT CURRENTLY USED BY MORGAN STANLEY
Non-standard delivery timeframe of NAV's/Rates                         No charge
Manual End of Day NAV/Rate Reporting                                   No charge
End of Day NAV/Rate Delivery for more than Four Parties                No charge
Additional Classes of shares                                           No charge
Materiality thresholds below market accepted levels based on
Industry Standards                                                     No charge
Daily or Weekly SEC yield calculations                                 No charge
Insurance Accounting                                                   No charge
Projection of income & expenses                                        No charge

Customized Programming                                                 At Cost
Out of Pocket Expenses                                                 At Cost

FUND ADMINISTRATION FEE SCHEDULE:

Fees will be calculated on a per fund basis, combining an annual fixed fee with an asset based fee. Fee schedule is as follows:

Fixed fee: $9,000 per fund, PLUS

Asset fee: 1.175bps on asset, plus additional revenue components (see itemized list below)

COMPLIANCE AND TREASURY - CORE SERVICE SET (INCLUDING PREPARATION, REVIEW, AND
DISTRIBUTION OF THE FOLLOWING:)
Daily 1940 Act Compliance Monitoring
Daily Prospectus/SAI Compliance Monitoring
Provide Form N-1A Firing Data
Budgeting Expense Accruals and Cash Disbursements
Administration of deferred Directors' compensation plan
Audit Co-ordination and Support

REPORTING
Quarterly Board Reporting
Monthly Management Reporting
Monthly Survey Reporting

Web-site Reporting
Portfolio Turnover
Monthly Performance Reporting (Pre & Post Tax)
Blue Sky Reporting

                                  Sched. A - 2

COMPLIANCE & TREASURY - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN STANLEY

1940 ACT COMPLIANCE MONITORING
Securities lending limitations                                         No charge
Rule 18/f/10666                                                        No charge
Fund Mergers / Liquidations                                            No charge

ADDITIONAL SERVICES CURRENTLY NOT USED BY MORGAN STANLEY
Total Return Performance Reporting
Pre-tax Reporting (daily)                                              No charge
Pre & Post Tax Reporting (daily)                                       No charge
Peer Benchmark Reporting                                               No charge
Attribution Performance (refer to Performance Measurement)

Customized Programming                                                 At Cost
Out of Pocket Expenses                                                 At Cost

TAX CORE SERVICE SET (INCLUDING PREPARATION, REVIEW, AND DISTRIBUTION OF THE
FOLLOWING:)
Fiscal and excise tax provisions (includes all standard book adjustments
(except those noted in optional services))
Fiscal, state and excise tax returns
Preparation of form 1099 including all year end re-characterizations
Tax basis year end shareholder reporting
Quarterly IRS asset diversification and annual good income tests
Periodic distributions (non-daily dividend excluded)
Quarterly tax exempt asset test and annual foreign security asset test

TAX DISCLOSURE
ROC SOP
Tax Footnote
Applicable Tax 60 day notice information
Review complex corporate action for tax implications

TAX - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN STANLEY
Tax Equalization                                                       No charge
REIT Analysis (Nonstandard Book Tax Adjustments)                       No charge
Partnership Holdings (Non-standard Book Tax Adjustments)               No charge
Mid Year Income and/or Capital Gains Estimates                         No charge
Dividend and Distribution Calculations (monthly or more frequent)      No charge

ADDITIONAL SERVICES CURRENTLY NOT USED BY MORGAN STANLEY
REMIC OID Analysis (Non-standard Book Tax Adjustments)                 No charge
Customized Programming                                                 At Cost
Out of Pocket Expenses                                                 At Cost

                                  Sched. A - 3

FINANCIAL REPORTING CORE SERVICE SET (INCLUDES PREPARATION, REVIEW, AND
DISTRIBUTION OF THE FOLLOWING:)
Co-ordination, preparation and review of financial statements (annual and semi-annual), including:
   Statement of Investments, Statement of Assets & Liabilities, Statement of
   Operations
   Statement of Changes in Net Assets, Statement of Cash Flows
   Financial Highlights
   Notes to Financial Statements
   Review of MD&A
   Preparation and review of line graphs and performance information
Preparation, review and filing of SEC Form N-SAR
Review of SEC Form N-30d

FINANCIAL REPORTING - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN STANLEY
Quarterly Reporting Services                                           No charge
Framemaker Typesetting Package                                         No charge
Additional Production Drafts (greater than 4)                          No charge

Customized Programming                                                 At Cost
Out of Pocket Expenses                                                 At Cost

                                  Sched. A - 4